                               2,632,778 Shares*

                         D&K HEALTHCARE RESOURCES, INC.

                                  Common Stock
                            _______________________

                             UNDERWRITING AGREEMENT

                                                         St. Petersburg, Florida
                                                                __________, 2001

Raymond James & Associates, Inc.
A.G. Edwards & Sons, Inc.
As Representatives of the Several Underwriters
  c/o Raymond James & Associates, Inc.
  880 Carillon Parkway
  St. Petersburg, Florida 33716

Gentlemen:

     D&K Healthcare Resources, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated in this Agreement, to issue and sell an aggregate of 2,000,000 authorized and unissued shares (the "Company Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company, to the several Underwriters named in Schedule I to this Agreement (the "Underwriters"), subject to the terms and conditions stated in this Agreement. Certain stockholders of the Company, named in Schedule II hereto (the "Selling Stockholders"), propose, subject to the terms and conditions stated in this Agreement, to sell an aggregate of 632,778 authorized and outstanding shares (the "Stockholder Firm Shares") of the Common Stock, to the Underwriters. The Company Firm Shares and the Stockholder Firm Shares are collectively referred to as the "Firm Shares." In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions set forth in this Agreement, up to an additional 394,917 shares (the "Additional Shares") of the Common Stock to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to as the "Shares."

     Each of the Company and the Selling Stockholders wishes to confirm as follows its agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company and the Selling Stockholders.

     1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (File No. 333-60146), including a prospectus subject to completion, relating to the Shares. Such registration statement (including all financial schedules and exhibits), as amended at the time when it becomes effective and as may thereafter be amended by post-effective amendment, is referred to in this Agreement as the "Registration Statement." The prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance upon Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this

-----------------------
* Plus an additional 394,917 shares subject to Underwriters' over-allotment option

Agreement as the "Prospectus." If the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act. If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference to "Registration Statement" in this Agreement shall be deemed to include the registration statement on Form S-3 (File No. 333-______) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and as such prospectus is amended from time to time until the date of the Prospectus are collectively referred to in this Agreement as the "Prepricing Prospectus." Any reference in this Agreement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Prepricing Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus, the Prospectus, or any amendment or supplement thereto.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell the Company Firm Shares, and each Selling Stockholder hereby agrees to sell such number of Stockholder Firm Shares as is set forth opposite such Selling Stockholder's name on Schedule I to this Agreement, to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders at a purchase price of $_____ per Share (the "purchase price per Share"), the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     The Company also agrees to sell to the Underwriters, and upon the basis of the representations, warranties and agreements of the Company contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Company, up to 394,917 Additional Shares, at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) which bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I to this Agreement bears to the total number of Firm Shares.

     3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880

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Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg,
Florida time four business days after the date of this Agreement (the "Closing Date"). The place of delivery for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

     Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given to the Company by you at any time within 30 days after the date of the Prospectus. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

     Certificates for the Firm Shares and for any Additional Shares to be purchased under this Agreement shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased under this Agreement shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer in immediately available funds to the account specified by the Company and the Selling Stockholders, as the case may be, to the Representatives no later than the business day prior to the Closing Date or the Additional Closing Date, as the case may be. If the Representatives so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at the Depository Trust Company designated by the Representatives.

     The certificates in negotiable form for the Stockholder Firm Shares have been placed in custody (for delivery under this Agreement) under the Custody Agreement (as defined below). Each Selling Stockholder agrees that the certificates for the Shares for such Selling Stockholder so held in custody are subject to the interests of the Underwriters under this Agreement, that the arrangements made by such Selling Stockholder for such custody, including the Power of Attorney (as defined below) is to that extent irrevocable and that the obligations of such Selling Stockholder under this Agreement shall not be terminated by the act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as specifically provided in this Agreement or in the Custody Agreement. If any Selling Stockholder should die or be incapacitated, or if any other such event should occur, before the delivery of the certificates for the Shares to be sold by such Selling Stockholder under this Agreement, such Shares, except as specifically provided in this Agreement or in the Custody Agreement, shall be delivered by the Custodian (as defined below) in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

     5. Covenants and Agreements of the Company. The Company covenants and agrees with the several Underwriters as follows:

          a. The Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective (if not effective as of the time and date of this

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     Agreement) and when any post-effective amendment to the Registration
     Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of any request by the Commission for amendments or supplements to the Registration Statement, any Prepricing Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation (or threatened initiation) of any proceeding for such purposes and (v) within the period of time referred to in Section 5(e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at anytime the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Company elects to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(c) of the Act before the close of business on the first business day immediately following the date of this Agreement. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date of this Agreement.

          b. The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

          c. The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (A) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement, and (B) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review same.

          d. Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prepricing Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus so furnished by the Company.

          e. As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the

     Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of
     (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under
     Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will promptly prepare and, subject to Sections 5(a) and 5(c) of this Agreement, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter and to each dealer who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

          f. The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

          g. The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act, and will advise you in writing when such statement has been made so available.

          h. During the period ending three years from the date of this Agreement, the Company will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the National Association of Securities Dealers, Inc. (the "NASD") or The Nasdaq Stock Market's National Market ("Nasdaq") or any securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request. Until the termination of the offering of the Shares, the Company will timely file all documents, and any amendments to previously filed documents, required to be filed by it pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

          i. If this Agreement shall terminate or shall be terminated after execution pursuant to any provision of this Agreement (except pursuant to a termination under Section 11 of this Agreement) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform any agreement in this Agreement or to comply with any of the terms or provisions of this Agreement or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters) reasonably incurred by you in connection herewith.

          j. The Company will apply the net proceeds from the sale of the Shares to be sold by it under this Agreement in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus.

          k. If Rule 430A under the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act.

          l. For a period of 90 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not, directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, "Company Securities") or any rights to purchase Company Securities, except to the Underwriters pursuant to this Agreement and except for grants of options pursuant to the Company's stock option plans in effect as of the date of this Agreement, and except for the issuance of shares of Common Stock in exchange for shares of common stock of Pharmaceutical Buyers, Inc., pursuant to contracted obligations existing on the date of this Agreement.

          m. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

          n. The Company will comply with all provisions of any undertakings contained in the Registration Statement.

          o. The Company will not at any time, directly or indirectly take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          p. If at any time during the 90-day period after the first date that any of the Shares are released by you for sale to the public, any rumor, publication, or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock (including the Shares) has been or is likely to be materially affected (regardless of whether such rumor, publication, or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, promptly consult with you concerning the advisability and substance of, and, if appropriate, disseminate, a press release or other public statement responding to or commenting on such rumor, publication, or event.

          q. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading, and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of five years after the date of this Agreement.

          r. The Company will timely file with Nasdaq all documents and notices required by Nasdaq of companies that have or will issue securities that are traded in the over-the-counter market and quotations for which are reported by Nasdaq.

     6.   Representations and Warranties of the Company.
          ---------------------------------------------

     The Company hereby represents and warrants to each Underwriter on the date of this Agreement, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

          a. The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of the Shares contemplated hereby. Each Prepricing Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prepricing Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. No order preventing or suspending the use of any Prepricing Prospectus has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

          b. The Registration Statement in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

          c. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          d. The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of the capital stock of the Company have been, and as of the Closing Date, and the Additional Closing Date, as the case may be, will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants, or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock; the Shares to be issued and sold to the Underwriters by the Company under this Agreement have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus (or any amendment or supplement thereto); and the delivery of certificates for the Shares against payment therefor pursuant to the terms of this Agreement, will pass valid title to the Shares, free and clear of any claim, encumbrance or defect in title, to the several Underwriters purchasing such shares in good faith and without notice of any lien, claim or encumbrance. The certificates for the Shares are in valid and sufficient form.

          e. Each of the Company and its subsidiaries is a corporation duly organized and validly existing as a corporation in good standing (or with active status) under the laws of the state of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing (or has active status) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          f. The issued shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except for (i) Pharmaceutical Buyers, Inc., a Colorado-based group purchasing organization
     (ii) cornerdrugstore.com, an internet service company and (iii) those set forth in exhibit 21 to the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2000. As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company.

          g. There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor is there any basis for any such action, suit, inquiry, proceeding, or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to or incorporated by reference in the Registration Statement that are not described or filed or incorporated by reference as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, and neither the Company nor the applicable subsidiary, nor to the Company's knowledge, any other party, is in breach of or in default under any of such contracts.

          h. Neither the Company nor any of its subsidiaries is: (i) in violation of (A) its certificate of incorporation or bylaws or (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries the violation of which would have a Material, Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness, or (B) any material agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound; and there does not exist any state of facts which constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

          i. The Company's execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles.

          j. Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on Nasdaq, and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD's clearance of the underwriting terms of the offering contemplated hereby as required under the NASD's Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries.

          k. Except as described in the Prospectus, neither the Company nor any of its subsidiaries has outstanding, and at the Closing Date and the Additional Closing Date, as the case may be, neither the Company nor any of its subsidiaries will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated by this Agreement that have not been satisfied or heretofore waived in writing.

          l. Arthur Andersen LLP, the certified public accountants who have certified the financial statements filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act.

          m. The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and all adjustments necessary for a fair presentation of the results for such period have been made, and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in or incorporated by reference into the Registration Statement that have not been so included or incorporated.

          n. Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, indirect, direct or contingent, or entered into any transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company;
     (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, hurricane, earthquake, windstorm, accident or other calamity, whether or not covered by insurance; (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations; (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business); and (vi) there has not been any material adverse change, or any development having or which may reasonably be expected to have a Material Adverse Effect.

          o. Each of the Company and its subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the financial statements included or incorporated by reference in the Prospectus or (ii) such as are not materially burdensome and do not interfere in any material respect with the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

          p. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Prepricing Prospectus, the Prospectus, or other offering material, if any, as permitted by the Act and distributed with the prior written approval of the Underwriters.

          q. The Company has not taken, directly or indirectly, any action which constituted, or any action designed, or which might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

          r. Neither the Company nor any of its subsidiaries is an "investment company," an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company within the meaning of the Investment Company Act of 1940, as amended.

          s. Each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities ("permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not and will not have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to each such permit and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

          t. Each of the Company and its subsidiaries has complied and will comply with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees' salaries, fringe benefits, and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, except where the failure to comply has not had and will not have a Material Adverse Effect. Each of the Company and its subsidiaries has complied and will comply in all material respects with the terms of all certifications and representations made to the U.S. government in connection with the submission of any bid or proposal or any contract. Each of the Company and its subsidiaries has complied and will comply with the requirements of the American with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act, the Civil Rights Act of 1964 (Title VII), as amended, the Age Discrimination in Employment Act and other applicable federal and state employment and labor laws, except where the failure to comply has not had and will not have a Material Adverse Effect.

          u. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and the Company has no reason to believe that the Company and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses as a comparable cost.

          v. The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          w. Neither the Company at any time, nor any of its subsidiaries since each has been held as a subsidiary of the Company has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal, state or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any state, the District of Columbia, territory or possession of the United States, or any applicable foreign jurisdictions.

          x. Each of the Company and its subsidiaries has obtained all required permits, licenses, and other authorizations, if any, which are required under federal, state, local and foreign statutes, ordinances and other laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface, or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, hazardous, or toxic materials or wastes, or any regulation, rule, code, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder ("Environmental Laws"), except where the failure to obtain any such permit, license or other authorization has not resulted in and will not result in a Material Adverse Effect. Each of the Company and its subsidiaries is in material compliance with all terms and conditions of all required permits, licenses, and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws. There is no pending or, to the knowledge of the Company after due inquiry, threatened civil or criminal litigation, notice of violation, or administrative proceeding relating in any way to the Environmental Laws (including but not limited to notices, demand letters, or claims under the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Emergency Planning and Community Right to Know Act of 1986, as amended ("EPCRA"), the Clean Air Act, as amended ("CAA"), or the Clean Water Act, as amended ("CWA") and similar federal, foreign, state, or local laws) involving the Company or any of its subsidiaries. There have not been and there are not any past, present, or foreseeable future events, conditions, circumstances, activities, practices, incidents, actions, or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release, or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, hazardous, or toxic material or waste, including, without limitation, any liability arising, or any claim, action, demand, suit, proceeding, hearing, study, or investigation which may be brought, under RCRA, CERCLA, EPCRA, CAA, CWA or similar federal, foreign, state or local laws.

          y. Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark under which each of the Company and its subsidiaries conducts all or any part of its business, and the Company has created no lien or encumbrance on, or granted any right or license with respect to, any such trade name, trademark or service mark; there is no claim pending against the Company or any of its subsidiaries with respect to any trade name, trademark or service mark and neither the Company nor any of its subsidiaries has received notice that any trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material trade name, trademark or service mark which it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

          z. All offers, sales, conversions and redemptions of the Company's capital stock and other securities through the date of this Agreement were made in compliance with the Act and all other applicable state and federal laws or regulations.

          aa. The Shares have been duly authorized for trading on Nasdaq under the symbol "DKWD," subject to notice of issuance of the Shares being sold by the Company, and upon consummation of the offering contemplated hereby the Company will be in compliance with the designation and maintenance criteria applicable to Nasdaq issuers.

          bb. All federal, state, local and foreign tax returns required to be filed by or on behalf of the Company and its subsidiaries (and their predecessors) with respect to all periods ended prior to the date of this Agreement have been filed (or are the subject of valid extension) with the appropriate federal, state, local and foreign authorities and all such tax returns, as filed, are accurate in all material respects. All federal, state, local and foreign taxes (including estimated tax and sales tax payments) required to be shown on all such tax returns or claimed to be due from or with respect to the business of the Company and its subsidiaries (and their predecessors) have been paid or reflected as a liability on the financial statements of the Company included or incorporated by reference in the Prospectus for appropriate periods, except for those taxes or claims therefor which are being contested by the Company in good faith and for which appropriate reserves are reflected in the Company's financial statements included or incorporated by reference in the Prospectus. Except as disclosed in the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date, and the Additional Closing Date, as the case may be, all stock transfer and other taxes which are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

          cc. Except as set forth in the Prospectus or incorporated by reference in the Registration Statement, there are no transactions with "affiliates" (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) which are required by the Act and the applicable rules and regulations thereunder to be disclosed.

          dd. The Company has procured the written agreement of each of its executive officers and directors not to, for a period of 90 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act (the "Restriction Period"), without your prior written consent, directly or indirectly (i) sell, offer or contract to sell or otherwise dispose of or transfer any shares of Company Securities owned or controlled by such person now or hereafter or any rights to purchase Company Securities; provided that the foregoing restrictions shall not apply to Shares to be sold by such person pursuant hereto; the exercise by such person of stock options currently outstanding or granted under the Company's stock option plans; or shares of Common Stock transferred by such person to a trust established by such person for the sole benefit of such person or such person's spouse or descendants, or transferred as a gift or gifts (provided that any donee thereof agrees to be bound by the terms of this Section 6.dd.), or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such person has or may hereafter have to require the Company to register under the Act such person's sale, transfer or other disposition of any Company Securities or other securities of the Company held by such person, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, before the expiration of the Restriction Period, other than the registation to which this Agreement relates.

          ee. Neither the Company nor any of its subsidiaries (i) conducts business or has affiliates which conduct business in or with Cuba, (ii) plans to commence doing business in or with Cuba after the effective date of the Registration Statement or (iii) is required by Florida law to report a material change in information previously reported to the State of Florida regarding business conducted in or with Cuba.

          ff. No officer, director, nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of the NASD.

     7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter and the Company on the date of this Agreement, and shall be deemed to represent and warrant to each Underwriter and the Company on the Closing Date, that:

          a. Such Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement; and upon delivery of such Shares under this Agreement and payment of the purchase price as contemplated by this Agreement, each of the Underwriters will obtain valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Stockholder.

          b. Such Selling Stockholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representatives, a Power of Attorney (the "Power of Attorney") appointing _______________ and ______________ as attorneys-in-fact (collectively, the "Attorneys" and individually, an "Attorney") and a Letter of Transmittal and Custody Agreement (the "Custody Agreement') with _____________________________, as custodian (the "Custodian"); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, and each of such Selling Stockholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 10(i) of this Agreement on behalf of such Selling Stockholder, subject to the minimum purchase price as provided in the Power of Attorney to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder as provided in Section 2 of this Agreement, to authorize the delivery of the Shares to be sold by the Selling Stockholders under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement. Certificates in negotiable form for all Shares to be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery under this Agreement.

          c. All authorizations, approvals, consents and orders necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Shares to be sold by such Selling Stockholder under this Agreement (other than such authorizations, approvals or consents as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing and in good standing (or with active status) under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Stockholder has full right, power, and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement.

          d. For a period of 90 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, such Selling Stockholder will not directly or indirectly, (i) sell, offer or contract to sell or otherwise dispose of or transfer any Company Securities, or any rights to purchase or acquire, Company Securities; provided that the foregoing restrictions shall not apply to Shares to be sold by such Selling Stockholder pursuant hereto; the exercise by such Selling Stockholder of stock options currently outstanding or granted under the Company's stock option plans; or shares of Common Stock transferred by such Selling Stockholder to a trust established by the Selling Stockholder for the sole benefit of such Selling Stockholder or such Selling Stockholder's spouse or descendants, or transferred as a gift or gifts (provided that any donee thereof agrees to be bound by the terms of this Section 7.d.), or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such Selling Stockholder has or may hereafter have to require the Company to register under the Act such Selling Stockholder's sale, transfer or other disposition of any Company Securities or other securities of the Company held by such Selling Stockholder, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, before the expiration of the Restriction Period, other than the registration to which this Agreement relates.

          e. Certificates in negotiable form for all Shares to be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery under this Agreement.

          f. This Agreement has been duly authorized by such Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Stockholder and constitutes the valid and binding agreement of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms; and the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach of or default under any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any Selling Stockholder Shares under this Agreement may be bound, or to such Selling Stockholder's knowledge, result in any violation or any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body or if such Selling Stockholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder.

          g. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          h. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

          i. All information furnished by or on behalf of such Selling Stockholder relating to such Selling Stockholder and the Shares to be sold by such Selling Stockholder under this Agreement that is contained in the representations and warranties of such Selling Stockholder in such Selling Stockholder's Power of Attorney or set forth in the Registration Statement and the Prospectus is true, correct and complete, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements not misleading.

          j. Such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise one of its Attorneys prior to the Closing Date if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by Section 10(j) would be inaccurate if made as of the Closing Date.

          k. Such Selling Stockholder does not have, or has waived prior to the date of this Agreement, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement, and such Selling Stockholder does not own any capital stock of the Company or warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and Prospectus.

          l. Such Selling Stockholder is not aware (without having conducted any investigations or inquiry) that any of the representations and warranties of the Company set forth in Section 6 above is untrue or inaccurate.

     8. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Prepricing Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including, without limitation, postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Prepricing Prospectus, the Incorporated Documents, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including the reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters' counsel relating thereto;
(v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; (viii) all other fees, costs and expenses referred to in Item 13 of the Registration Statement, (ix) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby, and (x) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section
8. Notwithstanding the foregoing, in the event that the proposed offering is terminated for the reasons set forth in Section 5(i) of this Agreement, the Company agrees to reimburse the Underwriters as provided in Section 5(i) of this Agreement.

     9. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith, or (ii) any inaccuracy in or breach of the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations under this Agreement or under law.

     Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter and each person, if any, who controls any underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all Damages arising out of or based upon any breach of any representation, warranty, agreement or covenant of such Selling Stockholder contained in this Agreement or any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with respect to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus. This indemnification shall be in addition to any liability that any Selling Stockholder may otherwise have.

     In addition to its other obligations under this Section 9, the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any untrue statement or omission, or any inaccuracy in the representations and warranties of the Company contained in this Agreement or failure to perform its obligations under this Agreement, all as set forth in this Section 9, it will reimburse each Underwriter on a quarterly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the persons from whom it was received, together with interest compounded daily determined on the basis of the base lending rate announced from time to time by Chase Manhattan Bank, N.A. (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

     If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company or any Selling Stockholder, such Underwriter or such controlling person shall promptly notify in writing the party or parties against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person, or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter which may be available to the indemnifying party(s), or that representation of such Underwriter or such controlling person and the indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, notwithstanding its obligation to bear the fees and expenses of such counsel. The indemnifying party(s) shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the immediately preceding paragraph.

     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, and its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder, to the same extent as the foregoing indemnity from the Company and each Selling Stockholder to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its directors, any such officers, or any such controlling person or any Selling Stockholder based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholders by the preceding paragraph (except that if the Company or any Selling Stockholder shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its directors, any such officers, and any such controlling persons and the Selling Stockholders shall have the rights and duties given to the Underwriters by the immediately preceding paragraph. This indemnification shall be in addition to any liability the Underwriters or any Underwriter may otherwise have.

     If the indemnification provided for in this Section 9 is unavailable or insufficient for any reason whatsoever to an indemnified party under the first, second or fifth paragraph of this Section 9 in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company or the Selling Stockholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares under this Agreement, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters from the sale of such Additional Shares. The relative fault of the Company or the Selling Stockholders, as applicable, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, as applicable, on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     In any event, neither the Company nor any Selling Stockholder will, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Agreement (whether or not the Representatives or any person who controls the Representatives within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

     The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the sixth paragraph of this Section 9. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in the sixth paragraph of this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 of this Agreement) and not joint.

     Notwithstanding the foregoing, any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity, contribution and reimbursement agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any person controlling the Company, or any Selling Stockholder, (ii) acceptance of any Shares and payment therefor hereunder and
(iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or any Selling Stockholder, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 9.

     It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the third paragraph of this
Section 9, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the second paragraph of this Section 9, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of the second paragraph of this Section 9.

     10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the following conditions:

          a. The Registration Statement shall have become effective not later than 12:00 noon, St. Petersburg, Florida time, on the date of this Agreement, or at such later date and time as shall be consented to in writing by you, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made; and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.

     b. You shall be reasonably satisfied that since the respective dates as of which information are given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained which had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties which is material to the Company or which affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened, and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries which makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase the Shares as contemplated hereby.

     c. You shall have received on the Closing Date an opinion of Armstrong Teasdale LLP, counsel to the Company, dated the Closing Date (and the Additional Closing Date, if any), satisfactory to you and your counsel, to the effect that:

               (i) The Company is a corporation duly incorporated and validly existing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

               (ii) Each of the Company's subsidiaries is a corporation validly existing in good standing (or with active status) under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and any amendment or supplement thereto; and is duly registered and qualified to conduct its business and is in good standing (or with active status) in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and, except as otherwise disclosed in the Prospectus, all of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or to the knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance.

               (iii) The authorized and the aggregate outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." Except as set forth in the Prospectus, to the such counsel's knowledge, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

               (iv) All shares of capital stock or other securities of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company pursuant to this Agreement, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

               (v) All offers and sales of the Company's securities heretofore have been made in compliance in all material respects with the registration requirements of the Act and other applicable state securities laws or regulations or applicable exemptions therefrom.

               (vi) The Shares to be issued and sold to the Underwriters by the Company under this Agreement have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, (A) such Shares will be validly issued, fully paid and nonassessable and free of any preemptive or, to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and (B) good, valid and marketable title to such Shares issued under this Agreement, free and clear of any claim, encumbrance or defect in title of any nature (other than any arising by or through the Underwriters), will pass to each Underwriter that has purchased any portion of such Shares in good faith and without knowledge of any such claim, encumbrance or defect.

               (vii) The form of certificates for the Shares conforms in all material respects to the requirements of the applicable corporate laws of the State of Delaware.

               (viii) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission.

               (ix) The Company has all requisite corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided in this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally or by general equitable principles, and except to the extent enforceability of the provisions relating to indemnity and contribution for liabilities under the Act may be limited by or under the Act.

               (x) Neither the Company nor any of the subsidiaries is in violation of its certificate of incorporation or bylaws, and, to the knowledge of such counsel, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

               (xi) Neither the offer, sale or delivery of the Shares, the execution, delivery or performance of this Agreement, compliance by the Company with all provisions of this Agreement nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument known to such counsel to which the Company is a party or by which any of its properties is bound, (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree which is known to such counsel and applicable to the Company or any of its properties.

               (xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

               (xiii) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes and the schedules thereto and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act. Without limiting the generality of the foregoing, any Rule 434 Prospectus conforms in all material respects with the requirements of Rule 434 under the Act.

               (xiv) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries or to which the Company or any of its subsidiaries or any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus or any amendment or supplement thereto that are not described as required therein, and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to or incorporated by reference in the Registration Statement that are not described or filed or incorporated by reference as required, as the case may be.

               (xv) The properties described in the Prospectus as held under lease by the Company or any subsidiary are held under duly executed leases.

               (xvi) Such counsel has reviewed all agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus (other than routine contracts entered into by the Company or any subsidiary for the purchase of materials or the sale of products entered into in the normal course of business, although such counsel has reviewed the forms of such routine contracts), and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed or incorporated by reference as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed or incorporated by reference which have not been so summarized or disclosed or filed or incorporated by reference.

               (xvii) The descriptions in the Prospectus of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

               (xviii) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (xix) To the knowledge of such counsel, the Company and its subsidiaries have such permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities, as are necessary for the Company and its subsidiaries to own their properties and to conduct their business in the manner described in the Prospectus, except where the failure to have such permits would not individually or in the aggregate have a Material Adverse Effect.

          d. You shall have received on the Closing Date an opinion of _________________, counsel for the Selling Stockholders, dated the Closing Date satisfactory to you and your counsel, to the effect that:

               (i) Each Selling Stockholder that is not a natural person has full right, power and authority to enter into and to perform its obligations under the Power of Attorney and Custody Agreement to be executed and delivered by it in connection with the transactions contemplated in this Agreement; the Power of Attorney and Custody Agreement of each Selling Stockholder that is not a natural person has been duly authorized by such Selling Stockholder, has been duly executed and delivered by or on behalf of such Selling Stockholder; and the Power of Attorney and Custody Agreement of each Selling Stockholder constitutes the valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (ii) Each of the Selling Stockholders has full right, power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Stockholder under this Agreement;

               (iii) This Agreement has been duly authorized by each Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of each Selling Stockholder and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except insofar as the indemnification and contribution provisions under this Agreement may be limited by applicable law and except as the enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

               (iv) Upon the delivery of and payment for the Shares as contemplated in this Agreement, each of the Underwriters will receive valid marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Underwriters are without notice of any defect in the title of any of such Selling Stockholders to the Shares being purchased from such Selling Stockholders;

     In rendering such opinion, in each case where such opinion is qualified by "the knowledge of such counsel" or "known to such counsel", such counsel may rely as to matters of fact upon certificates of executive and other officers and employees of the Company as you and such counsel shall deem are appropriate and such other procedures as you and such counsel shall mutually agree; provided, however, in each such case, such counsel shall, state that it has no knowledge contrary to the information contained in such certificates or developed by such procedures and knows of no reason why you should not reasonably rely upon the information contained in such certificates or developed by such procedures. Such counsel may state in such opinion that its knowledge is limited to the knowledge of its attorneys and other representatives and employees that have given attention to the Company's matters in connection with the transactions contemplated by this Agreement.

     In addition to the opinion set forth above, such counsel shall state that during the course of their participation in the preparation of the Registration Statement and the Prospectus as amended and supplemented as of a date of the opinion, nothing has come to the attention of such counsel which has caused them to believe or given them reason to believe that the Registration Statement or the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial and statistical information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus or any amendment or supplement thereto as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to such statement, counsel shall state that although such counsel did not undertake to determine independently the accuracy, completeness and fairness of the statements contained in the Registration Statement or in the Prospectus and takes no responsibility therefor (except to the extent specifically set forth in this Agreement), such counsel did participate in discussions and meetings with officers and other representatives of the Company and discussions with the auditor for the Company in connection with the preparation of the Registration Statement and the Prospectus, and it is on the basis of the foregoing (relying as to certain factual matters on the information provided to such counsel and not on an independent investigation) that such counsel is making such statement.

          e. You shall have received on the Closing Date an opinion of Holland & Knight LLP, as counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          f. You shall have received letters addressed to you and dated the date of this Agreement and the Closing Date from (i) the firm of Arthur Andersen LLP, independent certified public accountants, and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

          g. (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the Commission or the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date of this Agreement no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 10(g) and in Sections 10(b) and 10(h) of this Agreement.

          h. The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

          i. The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

          j. You shall be satisfied that, and you shall have received a certificate dated the Closing Date, from the Attorneys for each Selling Stockholder to the effect that as of the Closing Date, they have not been informed that: (i) the representations and warranties made by such Selling Stockholder herein are not true or correct in any material respect on the Closing Date; or (ii) such Selling Stockholder has not complied with any obligation or satisfied any condition which is required to be performed or satisfied on his or its part at or prior to the Closing Date.

          k. The Company and the Selling Stockholders shall have furnished or cause to have been furnished to you such further certificates and documents as you shall have reasonably requested.

          l. At or prior to the Closing Date, you shall have received the written commitment of each of the Company's officers, directors and stockholders set forth on Schedule III hereto, not to (i) directly or indirectly sell, offer or contract to sell, or otherwise dispose of or transfer any shares of Company Securities owned or controlled by such persons now or hereafter or any rights to purchase Company Securities, before the expiration of the Restriction Period, without your prior written consent or except as otherwise provided herein, or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that such persons have or may hereafter have to require the Company to register under the Act any such person's sale, transfer or other disposition of any Company Securities or other securities of the Company held by any such persons, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including the registration to which this Agreement relates, before the expiration of the Restriction Period.

          m. At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions of this Agreement only if they are reasonably satisfactory in form and substance to you and your counsel.

     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 10, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c), (e) through (i) and (k) shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (e) shall be revised to reflect the sale of Additional Shares.

     If any of the conditions hereinabove provided for in this Section 10 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

     11. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery of this Agreement by the parties, and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 8 and 9 shall at all times be effective.

     If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I of this Agreement bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the party of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

     12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment,
(i) trading in the Company's Common Stock shall have been suspended by the Commission or Nasdaq, (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or Nasdaq shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority (iii) a general moratorium on commercial banking activities shall have been declared by either federal, Florida or New York authorities (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or (v) the Company or any subsidiary shall have, in the sole judgment of the Representatives, sustained any loss or interference, material to the Company and its subsidiaries, taken as a whole, with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Company) in the condition (financial or otherwise), business prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in, or contemplated by, the Prospectus (excluding any amendment or supplement thereto). Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

     All representations, warranties, covenants and agreements of the Company and the Selling Stockholders in this Agreement or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in
Section 9 of this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any Selling Stockholder, or any of their officers, directors or controlling persons, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

     13. Information Furnished by the Underwriters. The Company acknowledges that the fifth, seventh, eighth, ninth and tenth paragraphs under the caption "Underwriting" in any Prepricing Prospectus and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(b) and 9 of this Agreement.

     14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 of this Agreement, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered (i) if to the Company to the office of the Company at 8000 Maryland Avenue, Suite 920, St. Louis, Missouri 63105,
Attention: J. Hord Armstrong, III (with copy to Armstrong Teasdale LLP, One Metropolitan Square, Suite 2600, St. Louis, Missouri 63102-2740, Attention: John
L. Gillis, Jr., Esq.), or (ii) if to you, as Representative of the Underwriters, to Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Frank E. Hancock, Managing Director (with copy to Holland & Knight LLP, 400 North Ashley Drive, Suite 2300, Tampa, Florida 33602,
Attention: Robert J. Grammig, Esq.); or (iii) if to one or more of the Selling Stockholders, to

__________________, as Attorney for the Selling Stockholders, at
____________________________________________________.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers and the other controlling persons referred to in Section 9 of this Agreement, and the Selling Stockholders, and their respective successors and assigns, to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue or this Agreement. Neither of the terms "successor" and "successors and assigns" as used in this Agreement shall include a purchaser from you of any of the Shares in his status as such purchaser.

     15. Applicable Law: Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

     16. Jury Trial Waiver. The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated by this Agreement.

     17. Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart of this Agreement shall have been executed on behalf of each party hereto.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                              Very truly yours.

                              D&K HEALTHCARE RESOURCES, INC.



                              By:
                                 ______________________________________________
                                 J. Hord Armstrong
                                 Chairman of the Board and
                                 Chief Executive Officer


                              SELLING STOCKHOLDERS



                              By:
                                 ______________________________________________
                                 Attorney-in-Fact for the Selling Stockholders named in Schedule II hereto


CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several
Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.


By:
   _________________________________________
   Frank E. Hancock
   Authorized Representative

                                  SCHEDULE I


                                                                     Number of
                             Name                                   Firm Shares
---------------------------------------------------------------     -----------

Raymond James & Associates, Inc................................
A.G. Edwards & Sons, Inc.......................................
                                                                    -----------

TOTAL..........................................................

                                  SCHEDULE II

                              SELLING SHAREHOLDERS

Name                                                 Number of Shares
----                                                 ----------------
Harvey C. Jewett, IV                                     277,778

J. David McCay                                           180,000

MassMutual Corporate Investors                            87,500

Massachusetts Mutual Life Insurance Company               87,500

                                  SCHEDULE III

                               LOCK-UP AGREEMENTS

John Hord Armstrong

Leonard R. Benjamin

Harvey C. Jewett, IV

Brian G. Landry

Bryan H. Lawrence

Robert E. Korenblat

Thomas F. Patton

Massachusetts Mutual Life Insurance Company

Massachusetts Mutual Corporate Investors

James M. Usdan

Richard F. Ford

Thomas S. Hilton

Louis B. Susman

Martin D. Wilson